Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Inducement Equity Incentive Plan of Palladyne AI Corp. of our report dated February 28, 2024, with respect to the consolidated financial statements of Palladyne AI Corp., formerly known as Sarcos Technology and Robotics Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

November 20, 2024